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                                   EXHIBIT 10

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                  MARKETING, DISTRIBUTION AND LICENSE AGREEMENT


                                  BY AND AMONG


              CYBERCARE, INC., A GEORGIA CORPORATION, NOW KNOWN AS


                          CYBERCARE TECHNOLOGIES, INC.,


                     CYBERCARE INTERNATIONAL (B.V.I.), LTD.,


                                       AND


                   CYBERAMERICARE, INC. A DELAWARE CORPORATION









                                October 11, 2001


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This MARKETING, DISTRIBUTION AND LICENSE AGREEMENT (the "AGREEMENT") is made as of the 11th day of October, 2001 ("EFFECTIVE DATE"), by and among CyberCare Technologies, Inc., a corporation organized and existing under the laws of the State of Georgia, formerly known as CyberCare, Inc., with its principal offices at 3577 Parkway Lane, Suite 100, Norcross, Georgia 30092 ("CYBERCARE"), CyberCare International (B.V.I.) Limited, a corporation organized and existing under the laws of the British Virgin Islands, with its principal offices located at Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, together with its affiliates, successors and assigns ("INTERNATIONAL"), and CyberAmeriCare, Inc., a corporation organized and existing under the laws of Delaware, with its principal offices at 369 South Lake Drive, Palm Beach, Florida 33408 ("AMERICARE").

                                    RECITALS

      WHEREAS, CYBERCARE and INTERNATIONAL, by virtue of, among other things, a license agreement by and between Cybercare, Inc. (now known as CYBERCARE), and Georgia Tech Research Corporation ("GTRC") dated December 16, 1997, as amended by the First Amendment to License Agreement dated June 1, 1999 and as amended by that certain Addendum to License Agreement dated May 15, 2001 and an Assignment Agreement by and among CYBERCARE, INTERNATIONAL and GTRC, dated May 15, 2001 (collectively the "GTRC LICENSE AGREEMENT", said GTRC License Agreement being attached hereto and made a part hereof as APPENDIX 1), have an exclusive license, with a right to sub-license, to make, have made, sell and use the System Units, the Caregiver Terminals and the Service (as defined below), as well as Know-How (as defined below) associated with the deployment and operation of the System Units, the Caregiver Terminals and the Service;

      WHEREAS, CYBERCARE, and its Affiliates (as defined below) have developed and commercialized an Internet based technology for the remote monitoring of individuals for medical diagnostic and related purposes (the "SYSTEM") that features several multifunctional System Units (as defined below) and Caregiver Terminals (as defined below) that utilize the Network (as defined below); and

      WHEREAS, pursuant to the terms of the Assignment, which terms amend the terms of Article 28.1 of the GTRC License Agreement, CYBERCARE and INTERNATIONAL, as to the United States and the "Territory" (as defined in the Assignment), respectively, have the right to assign said license rights;

      WHEREAS, CyberCare, Inc., a corporation organized and existing under the laws of the State of Florida, as the parent company of CYBERCARE, and Jack Hight (the "PRINCIPAL OFFICER") have entered into a Letter of Intent, dated as of August 29, 2001 (as amended, modified or supplemented from time to time, the "LOI"), which sets forth, among other things, the intentions of CYBERCARE to grant exclusive rights to AMERICARE for the purpose of marketing and distributing the System Units and the Caregiver Terminals, deploying the Network in the Territory and providing the Service in the Territory (as herein defined) subject to the achievement of the Minimum Performance Obligations (set forth herein) on the part of AMERICARE with respect to the Territory;

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      WHEREAS, AMERICARE is a party to that certain Shareholder Agreement (as amended, modified or supplemented from time to time, the "SHAREHOLDER AGREEMENT") pursuant to which CYBERCARE, when executed by CYBERCARE shall receive an equity interest in AMERICARE as partial consideration for the Geographic Exclusivity,

      WHEREAS, CYBERCARE has agreed to host the Network for and on behalf of AMERICARE which shall include: (1) a server farm (including applications, databases and associated software) and (2) infrastructure permitting private communication between the Systems Units and the server farm constituting a "virtual private network" for the operation of the System Units, the Caregiver Terminals with the Service; and, in connection with the execution of this Agreement, the parties hereto will enter into a network agreement (the "NETWORK AGREEMENT"), within ninety (90) days of the execution of the Network Agreement with AMERICARE providing for, among other things, the collection of all fees payable in connection with access by End Users of the Network; and

      WHEREAS, AMERICARE wishes to obtain the exclusive rights and licenses to the System Units, Caregiver Terminals and Network held by CYBERCARE and all rights held by INTERNATIONAL pursuant to the GTRC License Agreement, and has agreed to be the assignee of same, in order to permit it to have the exclusive rights to market, distribute, install, support, and maintain (other than as to issues concerning Network connectivity which shall be the responsibility of CYBERCARE) the System Units, the Caregiver Terminals, the Network and the Service in the Territory.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT


1. INCORPORATION OF RECITALS. The foregoing Recitals are incorporated in this Agreement to the same extent and with the same effect as if fully set forth herein.


2. DEFINITIONS. For the purpose of construing the rights and obligations of the parties hereto under the terms and conditions of this Agreement, the following terms will have the meaning specified and shall be equally applicable to both singular and plural forms. The words "including," "include" and "includes" shall each be deemed to be followed by the term "without limitation." Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

      "AFFILIATE" means any corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, CYBERCARE, INTERNATIONAL or AMERICARE. For purposes of this definition, "control" means the power, whether or not normally exercised, to direct the management and affairs of another corporation or other legal entity, directly or indirectly, through the ownership of voting securities, by contract, or by some other means. The parties hereto agree that in the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares will be considered sufficient to confer control for the purposes of this Agreement.


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      "AGREEMENT" shall have the meaning as set forth in the introductory paragraph.

      "AMERICARE SUPPORT SERVICES" shall have the meaning set forth in SECTION. 16.

      "AVAILABILITY DATE" shall have the meaning set forth in SECTION 9.1.1.

      "CAREGIVER AGREEMENT" shall have the meaning set forth in SECTION 5.1.6.

      "CAREGIVER TERMINAL" means the terminals that are used by Healthcare Providers including the Caregiver Terminal Software and any other related products and improvements that may be developed for use with the Service.


      "CAREGIVER TERMINAL SOFTWARE" means the software set forth on EXHIBIT D under the heading Caregiver Terminal Software including, updates, modifications, new releases, "bug" fixes and its associated documentation as updated or modified from time to time.


      "CHANGE ORDER" shall have the meaning set forth in Section 13.1.2.


      "DISCLOSING PARTY" shall have the meaning set forth in Section 15.1.


      "EFFECTIVE DATE" shall have the meaning set forth in the introductory paragraph.


      "END USER AGREEMENT" shall have the meaning set forth in Section 5.1.5.

      "END USERS" means any person who operates or interacts with a System Unit.

      "ESCROW MATERIAL" means hardware and software design documentation, the human readable form of the System Unit Software, Caregiver Terminal Software, Network, and related system documentation, technical manuals, maintenance tools, test programs, specifications including all comments and procedural code such as job control language, programmer names, and the description of the hardware and software required for the use and support of the Service that CYBERCARE or INTERNATIONAL do not possess or have the rights to sublicense.

      "FIRST COMMERCIAL OPERATION OF THE SERVICE " shall mean the first time at which live data is transmitted by any System Unit or Caregiver Terminal sold by AMERICARE in the Territory over the Network and, for the avoidance of doubt, this shall not include demonstrations of the System Units, the Caregiver Terminals or the Service.

      "GEOGRAPHIC EXCLUSIVITY FEE" shall have the meaning set forth in SECTION 11.1.

      "HEALTHCARE PROVIDER" means any individual, public and private organizations, hospitals, clinics, or other similar entities facilities or persons providing health care services now or in the future.


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      "IMPROVEMENTS" shall have the meaning set forth in SECTION 13.1.

      "INCLUDED NON-NETWORK PRODUCTS AND SERVICES" shall have the meaning set forth in SECTION 6.9.

      "INDEMNITEE" shall have the meaning set forth in SECTION 20.3.

      "INDEMNITOR" shall have the meaning set forth in SECTION 20.3.

      "INFRINGEMENT CLAIM" shall have the meaning set forth in SECTION 20.2.

      "INTELLECTUAL PROPERTY" shall have the meaning set forth in SECTION 20.2.

      "INTELLECTUAL PROPERTY PROTECTION" shall have the meaning set forth in
      SECTION 13.5.

      "KNOW-HOW" shall have the meaning set forth in SECTION 8.1.

      "LICENSED MARKS" shall have the meaning set forth in SECTION 7.1.

      "MINIMUM PERFORMANCE OBLIGATIONS" shall have the meaning set forth in
SECTION 9.1.

      "NETWORK" means the processing software and database as updated or modified from time to time used to process and store information such received from the System Units and Caregiver Terminals and to make routing decisions regarding such information, and the communication lines that link the database to outside facilities.

      "NETWORK CONNECTIVITY" means the continuous and reliable functionality of the Network itself, and those issues, actions, costs and decisions directly related to the operation, maintenance and reliability of the Network and it's ongoing connectivity during the Term of this Agreement.

      "NETWORK AGREEMENT" shall have the meaning set forth in the Recitals.

      "OPERATING LICENSE" shall have the meaning set forth in SECTION 3.1.

      "PATENT LICENSE" shall have the meaning set forth in SECTION 4.1.

      "PATENTS" means the issued patents and patent applications specified on EXHIBIT A and any re-examinations or reissues thereof, including future patents owned or controlled by CYBERCARE and/or International that issue after the Effective Date that cover the System Units, Caregiver Terminals, Network or Service.

      "RECEIVING PARTY" has the meaning set forth in SECTION 15.1.

      "RESERVED PERIOD" has the meaning set forth in SECTION 3.3.

      "ROYALTY" shall have the meaning set forth in SECTION 12.1.

      "SERVICE" means the remote monitoring of health parameters for End Users.



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      "SLA" shall have the meaning set forth in SECTION 6.10.


      "STATEMENT OF WORK" shall have the meaning set forth in SECTION 13.1.1.

      "SYSTEM UNIT" means the units that are used by End Users including the System Unit Software and any other related products and improvements that may be developed for use of the Services.


      "SYSTEM UNIT SOFTWARE" means the software set forth on EXHIBIT D under the heading System Unit Software including updates, modifications, new releases, "bug" fixes and its associated documentation, and all intellectual property rights therein.


      "TERM" shall have the meaning set forth in SECTION 21.

      "TERRITORY" means the United States, including its possessions and territories, Central and South America, Canada, Mexico, but shall exclude Puerto Rico and the Caribbean Islands, and such other countries or geographic territories as the parties may from time to time mutually agree upon, and as set forth in this Agreement, as amended, modified or supplemented from time to time.

      "TRANSFER COST" means an amount equivalent to the lesser of (i) a fair market valued competitive fixed per unit price at which CYBERCARE, INTERNATIONAL or any third party vendor, as applicable, sells each System Unit or Caregiver Terminal or (ii) the direct per unit cost associated with the manufacture (without allocation of any indirect expenses) of the System Units or Caregiver Terminals plus twenty percent (20%). The calculation and determination of the Transfer Cost applicable to this Agreement shall be reviewed by the parties no less frequently than on an annual basis.


3.    APPOINTMENT OF AMERICARE AS DISTRIBUTOR.

      3.1. Subject to the terms and conditions of, and during the Term of this Agreement, CYBERCARE and INTERNATIONAL hereby appoint, and AMERICARE hereby accepts such appointment and a personal, exclusive license to (a) use, market, distribute, install, support and maintain the System Units, the Caregiver Terminals, the Network and the Service; and (b) market, demonstrate and distribute the System Units and Caregiver Terminals and the Network in the Territory (the "OPERATING LICENSE"). The Operating License shall be sub-licensable by AMERICARE to third parties in the Territory, with the consent of CYBERCARE or INTERNATIONAL, which consent shall not be unreasonably withheld, following five (5) business days prior written notice to CYBERCARE and INTERNATIONAL of such sub-license. AMERICARE shall distribute the System Units and Caregiver Terminals in the unaltered form received from CYBERCARE, INTERNATIONAL or any third party manufacturer, provided, HOWEVER AMERICARE shall have the right to private label the System Units, Caregiver Terminals and the Service with its or another entities trademarks, logos, and trade dress, subject to approval by CYBERCARE which shall not be unreasonably withheld.


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      3.2. Each party further covenants that it shall use its best efforts to ensure that it complies with each of its responsibilities and obligations under this Agreement.


      3.3 Notwithstanding the rights granted in SECTIONS 3.1, 4, 5 and 7, CYBERCARE reserves the right to market, distribute, install, support and maintain the System Units, Caregiver Terminals and the Service to the entities set forth on SCHEDULE 3.3 for six (6) months following the Effective Date (the "Reserved Period"), or for such periods and pursuant to such additional terms as are set forth in SCHEDULE 3.3. Except as specifically set forth on SCHEDULE 3.3, if CYBERCARE does not execute a definitive agreement with an entity set forth on SCHEDULE 3.3 for the use, installation, support and maintenance of the System Units, Caregiver Terminal and the Service during the Reserved Period, then CYBERCARE hereby automatically grants to AMERICARE the exclusive right to market, distribute, install, support and maintain the System Units, Caregiver Terminals and the Service to such entities. Further, if CYBERCARE desires to relinquish the exclusive rights it has reserved under this SECTION 3.3 or the Schedule hereunder, CYBERCARE shall promptly notify AMERICARE of such decision and automatically, without any action required by AMERICARE, assign such exclusive rights to AMERICARE. CYBERCARE further agrees to assign to AMERICARE its rights pursuant to any agreements entered into between CYBERCARE and those resellers as described in SCHEDULE 3.3.


3.4 Upon execution of this Agreement, CYBERCARE and INTERNATIONAL shall deliver to AMERICARE all of CYBERCARE's and INTERNATIONAL's customer lists, marketing and sales leads, sales contacts, suppliers and marketing prospects in the Territory. Except for the exclusive rights reserved in SECTION 3.3, CYBERCARE and INTERNATIONAL shall, and instruct its personnel to, upon the date that AMERICARE secures funding in accordance with SECTION 11, promptly cease marketing, selling, distributing, licensing or promoting the System Units, Caregiver Terminals, Service and any other related products and services in the Territory. In addition, CYBERCARE and INTERNATIONAL shall make their facilities and existing clients (subject to such client's approval) available to AMERICARE for the purpose of providing AMERICARE's potential customers and/or investors with a demonstration of the Service.


      3.5 Within ten (10) days from the Effective Date, CYBERCARE shall assist AMERICARE in obtaining a "back-up" license from Georgia Tech Research Corporation granting to AMERICARE the same rights granted to CYBERCARE under the GTRC License Agreement.

4.    PATENT LICENSE.

      4.1. CYBERCARE and INTERNATIONAL grant to AMERICARE and AMERICARE accepts from CYBERCARE and INTERNATIONAL during the Term of the Agreement, an exclusive, non-revocable, personal, sub-license to (a) practice the inventions covered by the claims of the Patents, (b) make, have made, use, improve, license, market and distribute the System Units, the Caregiver Terminals, Network,


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      Service and each of their associated components and to (c) practice any claimed process method or procedure covered by the Patents, in each case, in the Territory (the "PATENT LICENSE"). The Patent License shall be sub-licensable by AMERICARE in the Territory with the consent of CYBERCARE or INTERNATIONAL, the consent of which shall not be unreasonably withheld, following five (5) business days prior written notice to CYBERCARE and INTERNATIONAL of such sub-license.


      4.2. The Patent License grants no license or rights under any other patent owned by CYBERCARE or INTERNATIONAL, as applicable that are unrelated to the System Units, Caregiver Terminals, Network or the Service, unless otherwise agreed in writing by CYBERCARE or INTERNATIONAL.


      4.3. Subject to AMERICARE's right to private label set forth in SECTION 3.1, AMERICARE agrees to ensure that all of the components associated with the System Units and the Caregiver Terminals as well as literature and marketing materials sold, offered and/or distributed by AMERICARE shall be marked in a noticeable location with the appropriate patent notice as provided by CYBERCARE or INTERNATIONAL to AMERICARE from time to time.


5.    SOFTWARE LICENSE; OWNERSHIP.


      5.1. Subject to the terms and conditions of this Agreement during the Term CYBERCARE and INTERNATIONAL hereby grant to AMERICARE an exclusive, non-revocable license in the Territory:


            5.1.1. to use, distribute, support, maintain and reproduce the executable code versions of the System Unit Software (or translations or localizations thereof) and any documentation associated therewith; and


            5.1.2. to use, distribute, support, maintain and reproduce the executable code versions of the Caregiver Terminal Software (or translations or localizations thereof) and any documentation associated therewith; and


            5.1.3. to prepare and have prepared, subject expressly to the confidentiality provisions herein with respect to any third party preparer translations and localizations of the System Unit Software and the Caregiver Terminal Software and documentation associated therewith in accordance with SECTIONS 12.1 and 12.3 hereof; and

            5.1.4 to use, distribute, support, and maintain the Network; and

            5.1.5 to sublicense the System Unit Software to End Users pursuant to the End User Agreement set forth on Schedule 5.1.5 (the "END USER AGREEMENT"); and


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            5.1.6. to Sublicense the Caregiver Terminal Software pursuant to the
            Caregiver Agreement set forth on Schedule 5.1.6 (the "CAREGIVER AGREEMENT").

      5.2. As between CYBERCARE and INTERNATIONAL on the one hand and AMERICARE on the other, ownership of all applicable copyrights, trade secrets, patents and other intellectual property rights associated with the System Units, the Caregiver Terminals, the Network and the Service and all documentation related thereto shall remain vested in CYBERCARE, or, to the extent applicable, in the licensor(s) of CYBERCARE. AMERICARE shall not remove any patent, trademark or copyright notices, restricted rights legends or any other notices from the System or any of its components or any associated documentation belonging to CYBERCARE.

      5.3 AMERICARE shall only distribute the System Unit Software and Caregiver Terminal Software in sealed packages as delivered by CYBERCARE, in a pre-installed form residing on storage media embodied in the System Units and Caregiver Terminal hardware, remotely over the Network, or over the Internet, PROVIDED HOWEVER, if distributed over the Internet, AMERICARE shall obtain the prior written approval of CYBERCARE, which approval shall not be unreasonably withheld or delayed. The System Units shall in all cases be accompanied by the End User Agreement. The End User Agreement shall be provided to such End Users in a form that provides for adequate acceptance of the same by the End User in each jurisdiction where AMERICARE offers the Service. AMERICARE shall make no representations to End Users or other third parties regarding the function or operating characteristics of the System Units or the Service except as set forth in the End User Agreement or the System Unit or its documentation. The Caregiver Terminals shall in all cases be accompanied by a Caregiver Agreement. The Caregiver Agreement shall be provided to such Healthcare Providers in a form that provides for adequate acceptance of the same by the Healthcare Providers in each jurisdiction where AMERICARE offers the Service. AMERICARE shall make no representations to Healthcare providers or other third parties regarding the function or operating characteristics of the Caregiver Terminals except as set forth in the Healthcare Provider Agreement or its documentation.


6. MANUFACTURE, PURCHASE AND RESALE OF SYSTEM UNITS; NETWORK OPERATION AND CONTROL.

      6.1. CYBERCARE shall manufacture, test and deliver the System Units and Caregiver Terminals to AMERICARE (or to other persons as AMERICARE might otherwise direct) in accordance with the specifications set forth on
      SCHEDULE 6.1 as such schedule may be modified from time to time in accordance with purchase orders provided by AMERICARE or its licensees. CYBERCARE shall establish quality control procedures reasonably satisfactory to AMERICARE during assembly, testing, packaging and shipping of the System Units and Caregiver Terminals. CYBERCARE shall not subcontract the manufacture of the System Units or Caregiver Terminals without the prior written consent of AMERICARE, which consent shall not be unreasonably withheld or delayed.



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      6.2. AMERICARE hereby agrees that, during the term of this Agreement, it shall purchase System Units and Caregiver Terminals from CYBERCARE or a third party mutually agreed to by CYBERCARE and AMERICARE. AMERICARE hereby agrees to use its commercially reasonable efforts to sell and distribute an amount of Systems Units and Caregiver Terminals to meet the market demands in the Territory as mutually agreed to by CYBERCARE and AMERICARE and to meet its Minimum Performance Obligations (set forth in SECTION 9 hereof) in accordance with the terms and conditions of this Agreement.

      6.3. CYBERCARE shall provide AMERICARE with a reasonable amount of sales brochures, catalogs, videotapes and other sales and promotional material and Healthcare Provider/End-User training material prepared from time to time by CYBERCARE pertaining to the System Units, Caregiver Terminals and Service; reproduction and mailing or delivery costs are to be paid solely by CYBERCARE. A copy of all marketing and promotional material and Healthcare Provider/End-User training material prepared by AMERICARE in connection with the marketing of any System Unit Caregiver Terminal or the Service shall be furnished to CYBERCARE for approval, which approval shall not be unreasonably withheld or delayed, prior to its first commercial use of such material. Any translation of marketing materials or Healthcare Provider/End-User training materials that will be used by AMERICARE in the Territory into any language other than English shall be solely the responsibility of CYBERCARE. CYBERCARE shall provide all the necessary documentation in an electronic format to AMERICARE.

      6.4. During the Term, each order for a System Unit or Caregiver Terminal shall be submitted by AMERICARE (or an Affiliate licensee) in writing using an order form and format to be agreed to by CYBERCARE and AMERICARE. CYBERCARE shall fulfill AMERICARE's (or its licensee's) orders in accordance with the order processing and shipping procedure set forth on
      SCHEDULE 6.4.

      6.5. AMERICARE agrees that it shall not, nor shall it permit others to, reverse engineer, disassemble, modify or otherwise tamper with the System Units and the Caregiver Terminals without the prior written consent of CYBERCARE.

      6.6. The price paid by AMERICARE for each System Unit or Caregiver Terminal shall be the Transfer Cost. The Transfer Cost as defined in
      SECTION 2 and payable by AMERICARE to CYBERCARE shall be exclusive of freight charges, packing, insurance, taxes, duties and tariffs, which shall be the sole responsibility of AMERICARE.

      6.7. SHIPMENT; INSPECTION.

            6.7.1. All System Units and Caregiver Terminals shall be conveyed to AMERICARE by CYBERCARE, F.O.B. the place of shipment in the United States designated by CYBERCARE from time to time, and title to and risk of loss of any System Units and Caregiver Terminals shipped to AMERICARE shall pass from CYBERCARE when such product comes into possession of AMERICARE's shipper.


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            6.7.2. Within thirty (30) days following installation of any System
            Units or Caregiver Terminals by AMERICARE, AMERICARE shall notify CYBERCARE in writing of any shortage, functional defects or damage which AMERICARE claims existed at the time of receipt. Within fifteen (15) days of receipt of such notice, CYBERCARE will investigate the claim of shortage, defects or damage, and inform AMERICARE of its findings. If CYBERCARE determines that a shortage, defect or damage exists in such shipment, CYBERCARE shall promptly, at CYBERCARE's expense, either (a) deliver to AMERICARE a supplementary shipment, in the event of a shortage or (b) deliver a replacement or repair the defect or damage, in the event of a defective or damaged portion of the shipment. Unless notice is given as provided in this SECTION 6.7.2., AMERICARE shall be deemed to have accepted any delivered System Units and Caregiver Terminals and to have waived any and all claims for shortages, defects or damage thereto.

      6.8 Prior to commencing First Commercial Operation of The Service within the Territory, AMERICARE shall be responsible for ensuring that the System Units, the Caregiver Terminals and the Service comply with all consumer product safety and other related laws in each of the jurisdictions in which the Service is offered or the Systems Units or the Caregiver Terminals are sold or distributed, provided, however, that CYBERCARE shall be responsible for ensuring that the System Units, the Caregiver Terminals and the Service comply with all consumer product safety and other related laws in the United States. In the event any licenses or other permissions are required in each such jurisdiction, AMERICARE shall be responsible for obtaining the same.


      6.9 In consideration of the license grants made by CYBERCARE and INTERNATIONAL to AMERICARE hereunder, AMERICARE agrees that it shall promote and implement the Service, the Caregiver Terminals and the System Units solely for use in connection with the Network; other than as specified in EXHIBIT B (the "INCLUDED NON-NETWORK PRODUCTS OR SERVICES") all licenses granted hereunder are expressly subject to this SECTION 6.9 and any use or encouraged use of any System Unit or Caregiver Terminal other than in connection with the Network during the term of this Agreement or thereafter is expressly prohibited.

6.10 CYBERCARE shall host the Network in accordance with the terms and conditions of the Network Agreement. The Network Agreement shall include a Service Level Agreement (the "SLA") to establish performance measurements for the products and services to be provided to AMERICARE by CYBERCARE and INTERNATIONAL under the Network Agreement. The Network Agreement shall also contain a provision regarding data security and regulatory compliance. The SLA shall establish standards and measurements in the following areas:

                  o     Network availability, capacity and redundancy

                  o     Emergency recovery planning and procedures



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                  o     Data confidentiality, security and access

                  o     Price and functional competitiveness

                  o     Hardware, network and software features and enhancements

                  o     Warranty and maintenance

                  o     Customer service and problem escalation

                  o     Self testing and line performance monitoring

                  o Intelligent routing features and functions including Rules-based functionality

                  o     Tools and Wizards

                  o     Quality programs and certifications

                  o     Multipoint video conferencing

                  o     Report generators

                  o     Documentation and user manuals

7.    LIMITED TRADEMARK LICENSE.


      7.1. Subject to the terms and conditions of this Agreement, during the Term CYBERCARE and INTERNATIONAL hereby grant to AMERICARE an exclusive license to use the trademarks and trade names specified in EXHIBIT C (the "LICENSED MARKS") solely for advertising, promotion, marketing and distribution of the System Units, Caregiver Terminals and the Service within the Territory. The use of the Licensed Marks shall be subject to CYBERCARE's and INTERNATIONAL's use guidelines as provided to AMERICARE. All use of any such Licensed Marks in any marketing and promotion, including advertisements and packaging, shall contain such proprietary notices as may be specified by CYBERCARE or INTERNATIONAL, as applicable, from time to time. At a minimum, each of the System Units and Caregiver Terminals shall have the trademark as designated by CYBERCARE or INTERNATIONAL, as applicable, affixed in a prominent location on such devices and according to any specification provided by CYBERCARE or INTERNATIONAL except as such System Units or Caregiver Terminals are private labeled in accordance with SECTION 3.1. AMERICARE shall submit to CYBERCARE or INTERNATIONAL, as applicable, for approval, prior to use, distribution or disclosure, any advertising, promotion or publicity in which such Licensed Marks are intended to be used, provided that the use of such Licensed Marks does not violate CYBERCARE's or INTERNATIONAL's use guidelines. The approval of the use of the Licensed Marks shall not be unreasonably withheld or delayed. If such approval is not received within five (5) business days of submission, AMERICARE's use of the Licensed Marks shall be deemed approved.


      7.2. Nothing contained in this Agreement will give AMERICARE any ownership right, title or interest in any of the Licensed Marks. Other than as expressly set forth herein, AMERICARE acknowledges that except for the license granted herein that as between AMERICARE on the one hand and CYBERCARE and INTERNATIONAL on the other, CYBERCARE and INTERNATIONAL own and retain all right, title and interest in and to the Licensed Marks. AMERICARE agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any of the Licensed Marks (including, without limitation, any act or assistance to any act, which may infringe or lead to the infringement of any of proprietary right of CYBERCARE or INTERNATIONAL, as applicable). Except for the rights granted herein, AMERICARE will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of the System Units, the Caregiver Terminals, the Service or the Network in connection with the Licensed Marks or in "goodwill" created by its efforts hereunder. All such "goodwill" shall accrue to CYBERCARE or INTERNATIONAL or their respective designees, as the case may be. AMERICARE agrees to notify CYBERCARE or INTERNATIONAL, as the case may be, of any unauthorized use of the Licensed Marks by any third party promptly as such use comes to AMERICARE's attention.


8.    TECHNICAL ASSISTANCE AND TRAINING.


      8.1. In connection with the licenses granted hereunder, and subject to the confidentiality provisions of SECTION 15, each of CYBERCARE and INTERNATIONAL agrees to furnish to AMERICARE certain technical information, data, knowledge and know-how associated with the installation and operation of the System Units, the Caregiver Terminals, the Network and the Service (collectively "KNOW-HOW"). CYBERCARE and INTERNATIONAL, at no cost to AMERICARE and except for reasonable travel costs and expenses consistent with AMERICARE's travel policy, at the reasonable request of AMERICARE, will cause their personnel to visit AMERICARE's respective plants, laboratories, installations and other facilities for reasonable periods of time and on mutually agreeable dates to provide training and Know-How to AMERICARE's personnel. CYBERCARE and INTERNATIONAL will also, during the term of this Agreement, permit personnel of AMERICARE to visit CYBERCARE's and INTERNATIONAL's plants, laboratories, installations and other facilities for reasonable periods of time and on mutually agreeable dates to provide training and Know-How to AMERICARE's personnel. In all cases, AMERICARE will reimburse (subject to AMERICARE's travel policy) CYBERCARE and INTERNATIONAL for the reasonable travel and lodging costs of such personnel upon request and reasonable evidence to substantiate such costs.


      8.2. Subject to the terms and conditions of this Agreement, CYBERCARE and INTERNATIONAL hereby grant to AMERICARE, the exclusive, personal license to use the Know-How solely in connection with the marketing, sale, installation, maintenance, support and further development of the System Units, the Caregiver Terminals, Network and the Service in the Territory.


9.    MINIMUM PERFORMANCE OBLIGATIONS.


      9.1. In order to maintain the exclusive rights set forth in this Agreement during the Term, AMERICARE will have to meet the following minimum performance milestones ("MINIMUM PERFORMANCE OBLIGATIONS") in connection with the sale and installation of the System Units and Caregiver
      Terminals:

            9.1.1. AMERICARE or its licensees shall purchase not less than 1,000 System Units and Caregiver Terminals during the first twelve (12) months following the Availability Date (as defined below)("PERIOD 1"). For purposes of this Agreement, the Availability Date means the earlier to occur of: (a) 105 days following the Effective Date of this Agreement, or (b) the First Commercial Operation of The Service in the Territory.


            9.1.2. AMERICARE shall purchase not less than 5,000 System Units and Caregiver Terminals within the twelve (12) month period immediately following Period 1 (hereinafter "PERIOD 2").


            9.1.3. AMERICARE shall purchase not less than 10,000 System Units and Caregiver Terminals within the twelve (12) month period immediately following Period 2 (hereinafter "PERIOD 3").

            9.1.4. AMERICARE shall purchase not less than 20,000 System Units and Caregiver Terminals within the twelve (12) month period immediately following Period 3 (hereinafter "PERIOD 4").

            9.1.5 AMERICARE shall purchase not less than 20,000 System Units and Caregiver Terminals within each twelve (12) month period immediately following Period 4 and for a term to be mutually agreed to by the Parties.


      9.2.  Upon execution of this  Agreement,  AMERICARE  agrees to submit an
      order  for  $500,000.00   (U.S.)  dollars  worth  of  System  Units  and
      Caregiver Terminals.

      9.3. If AMERICARE does not meet the Minimum Performance Obligations in Period 1, Period 2, Period 3 or Period 4, the exclusive rights granted to AMERICARE under this Agreement shall become non-exclusive and this Agreement shall remain in full force and effect. Notwithstanding the foregoing sentence, if AMERICARE's exclusive rights become non-exclusive for failure to meet the Minimum Performance Obligations during Period 1, Period 2, Period 3 or Period 4 but AMERICARE subsequently meets the Minimum Performance Obligation before CYBERCARE or INTERNATIONAL have entered into a written agreement granting a third party similar non-exclusive rights granted to AMERICARE under this agreement, AMERICARE's rights under this Agreement shall automatically revert to the original exclusive rights granted hereunder. If CYBERCARE grants non-exclusive rights to a third party in accordance with this SECTION 9.3, such rights shall be granted on terms (including price) no more favorable than the terms of this Agreement.

10.   TAXES, GOVERNMENTAL APPROVALS AND LIABILITY.


      10.1. AMERICARE shall be solely responsible for the payment and discharge of any taxes, duties, or withholdings relating to any transaction of AMERICARE in connection with the marketing and distribution of the System Units, Caregiver Terminals and the Services to End Users or Healthcare Providers exclusive of taxes based on CYBERCARE's or INTERNATIONAL's income.


      10.2. AMERICARE shall, at its own expense, be responsible for applying for and obtaining any approvals, authorizations, or validations relative to this Agreement under the appropriate laws of any country or jurisdiction in the Territory, including authorization for the remittances hereunder from the appropriate governmental authorities.


      10.3. CYBERCARE and INTERNATIONAL shall be jointly and severally liable for all product liability claims under the applicable laws of a country or jurisdiction within the Territory resulting from the System Units, the Caregiver Terminals, the Network or any components thereof. CYBERCARE shall be solely responsible for maintaining the United States Food and Drug Administration regulatory approvals for the System Units and Caregiver Terminals.


11.   CONSIDERATION.


      In consideration of the geographic exclusivity associated with the rights and licenses granted by CYBERCARE and INTERNATIONAL under this Agreement as to the Territory, AMERICARE agrees that it will use its commercially reasonable efforts to secure and close an equity financing in the amount of at least $30,000,000 U.S. Dollars, within ninety (90) days (the "Financing Period") following the date of execution of this Agreement. Upon the closing such financing, AMERICARE will pay to CYBERCARE a fee (the "GEOGRAPHIC EXCLUSIVITY FEE") in the amount of U.S. $15,000,000 which shall occur upon the earlier of (a) fifteen (15) days following the date upon which AMERICARE secures and closes an equity financing, or (b) promptly upon AMERICARE's First Commercial Operation of The Service in the Territory. For the avoidance of doubt, "First Commercial Operation of The Service" shall not include providing demonstrations of the System Units, Caregiver Terminals or the Service. If AMERICARE shall fail to pay CYBERCARE the amount described in this SECTION 11 by the 15th day following the end of the Financing Period, this Agreement shall automatically terminate, subject to the provisions of SECTION 9.2. The Parties hereto agree that any contracts and/or payments received pursuant to agreements entered into prior to the Effective Date of this Agreement between CYBERCARE and any entity not a party to this Agreement are to be retained solely by CYBERCARE.

12.   ROYALTIES.

      12.1. In consideration of the rights and licenses granted by CYBERCARE and INTERNATIONAL under this Agreement, AMERICARE agrees to pay to CYBERCARE or INTERNATIONAL, commencing promptly upon AMERICARE's First Commercial Operation of The Service in the Territory and continuing throughout the term of this Agreement, a royalty in the amount of four percent (4%) of the Transfer Cost with respect to each System Unit and each Caregiver Terminal purchased by AMERICARE from CYBERCARE, INTERNATIONAL or any permitted third party vendor (the "ROYALTY"). AMERICARE shall not owe a Royalty to CYBERCARE for System Unit or Caregiver Terminal sold by AMERICARE to the United States Government.

      12.2. AMERICARE agrees to keep true and accurate books of account containing all particulars, which may be necessary for the purpose of demonstrating the amount of Royalties payable to CYBERCARE and INTERNATIONAL under this Agreement. AMERICARE further agrees to keep and provide to CYBERCARE or INTERNATIONAL, at either of such parties' request, books of account containing all particulars which may be necessary for the purpose permitting CYBERCARE or INTERNATIONAL, as the case may be, to comply with any and all applicable reporting obligations under the GTRC License Agreement. These books of account shall be kept by AMERICARE at the usual place where its books are kept. Such books shall be retained for at least three (3) years following the end of the fiscal year to which they pertain, and shall be available for inspection by an independent certified public accountant retained by CYBERCARE for the purpose of substantiating the amount of Royalty payments due to CYBERCARE and/or INTERNATIONAL. Such inspection shall be (a) subject to the confidentiality provisions set forth in SECTION 15, (b) conducted no more than once in any twelve (12) month period, upon reasonable notice to AMERICARE, and (c) shall not interfere with the daily operations of AMERICARE. CYBERCARE and INTERNATIONAL shall pay for the services of the independent certified public accountant unless the independent certified public accountant determines that AMERICARE has understated the Royalties due to CYBERCARE or INTERNATIONAL, as the case may be by an amount that is greater than five percent (5%) of the Royalties due, in which case AMERICARE shall pay the entire amount charged by the accountant for the accountant's services. AMERICARE agrees to pay the balance of such Royalties to CYBERCARE or INTERNATIONAL, as the case may be, within ten (10) business days after written notice of AMERICARE's understatement. If the inspection reveals that AMERICARE over paid CYBERCARE or INTERNATIONAL the Royalties due, CYBERCARE and/or INTERNATIONAL shall repay AMERICARE the amount of the overpayment within ten (10) business days.


      12.3. No later than thirty (30) days following the end of each calendar quarter, AMERICARE shall pay CYBERCARE or INTERNATIONAL, as applicable, the Royalties in U.S. Dollars due in connection with each such purchase. Each Royalty payment shall be accompanied by a written statement, certified by an officer of AMERICARE, showing the number of System Units and Caregiver Terminals sold and/or distributed and the computation of Royalties due.

      12.4. AMERICARE shall pay interest on all royalties past due under this Agreement to CYBERCARE or INTERNATIONAL, as applicable, at a rate of one and one-half percent (1 1/2%) per month, or such lesser amount as may be required by law. Interest under this subsection shall be computed from the day on which the royalties are due.


13.   DEVELOPMENT; IMPROVEMENTS; ENHANCEMENTS AND MODIFICATIONS.


      13.1. AMERICARE, may make reasonable requests that CYBERCARE develop hardware improvements, enhancements or modifications including localizations and translations of the System Units and Caregiver Terminals (the "IMPROVEMENT"). Such Improvement shall be made by CYBERCARE, at the sole expense of AMERICARE. AMERICARE shall also have the right to have such Improvement developed by a third party with the prior consent of CYBERCARE, which consent shall not be unreasonably withheld or delayed.

            13.1.1. Each requested Improvement to be developed by CYBERCARE and to be performed under this Agreement shall be defined in a statement of work in a form substantially similar to EXHIBIT E (each a "STATEMENT OF WORK"). The Statement of Work shall describe the development, services to be performed, the obligations of each party necessary for completion of the development, the identifiable deliverables, the fixed price or time and materials rate, allocation of expenses and other terms that apply to that specific Statement of Work. Each Statement of Work must be executed by CYBERCARE and AMERICARE.

            13.1.2. Any requested changes to a Statement of Work made by AMERICARE or CYBERCARE shall be in writing and shall set forth the proposed change (each a "CHANGE ORDER"), CYBERCARE shall evaluate each Change Order and respond with a proposal setting forth the impact on the completion time, deliverables and price of the Statement of Work. AMERICARE may accept or reject the proposal. If accepted, CYBERCARE will prepare a written Change Order Proposal for execution by CYBERCARE and AMERICARE. AMERICARE shall not have any obligations under a Change Order unless signed by AMERICARE.

      13.2. All right title and interest in and to all localizations and translations of the System Unit Software and Caregiver Terminal Software that are prepared by CYBERCARE or AMERICARE (or on its behalf by a third party), as permitted under SECTION 5.1, shall vest in CYBERCARE.


      13.3. Other than as expressly provided in SECTION 13.2 above, AMERICARE shall own all right, title and interest in and to any Improvement developed, conceived, authored, reduced to practice and/or invented by AMERICARE either alone or in combination with CYBERCARE or a third party, whether or not patentable or subject to copyright protection that, if practiced, would not constitute an infringement of any Patent.

      13.4. CYBERCARE shall own all right, title and interest in and to any Improvement developed, conceived, authored, reduced to practice and/or invented solely by CYBERCARE, whether or not patentable or subject to copyright protection that, if practiced would constitute an infringement of any Patent. Further, AMERICARE shall receive a exclusive, unrestricted, paid-up, royalty-free license within the Territory to use, practice, make, have made, distribute, sell and modify any Improvement developed by CYBERCARE.


      13.5. AMERICARE shall have the sole right to file any and all patent applications, trademark registrations, copyright registrations or other equivalent applications, registrations or filings (hereinafter "INTELLECTUAL PROPERTY PROTECTION"), for all Improvements described in
      SECTION 13.3 developed, conceived, authored, reduced to practice and/or invented by AMERICARE in the Territory. AMERICARE shall be responsible for all costs, fees and expenses incurred in connection with the filing, prosecution and maintenance of such Intellectual Property Protection and the maintenance of any patent, trademark or copyright issuing thereon.


14.   EXPORT CONTROL.


      14.1 Each of the parties hereto agrees that it will comply with the United States Export Administration Act and Export Administration Regulations, and any similar laws or regulations of the United States or any country or jurisdiction applicable to or within the Territory, that prohibit or regulate, or impose licensing, permitting or reporting requirements on, the export or re-export of any goods or technology.


15.   CONFIDENTIALITY.


      15.1. All information disclosed by one party (the "DISCLOSING PARTY") to another party (the "RECEIVING PARTY") in connection with this Agreement before or after the Effective Date, which if disclosed in tangible form is marked as confidential or proprietary or if disclosed orally have been designated as confidential including information and material relating to the Disclosing Party's past, present or future research, development or business affairs that the Disclosing Party does not disclose to the public in the ordinary course of its business such as trade secrets, software and technology architecture, networks, business methodologies, facilities, policies, operational information, the terms of this Agreement and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries and other documents prepared by the Disclosing Party or the Receiving Party (collectively, "CONFIDENTIAL INFORMATION").


      15.2. Confidential Information shall not include information that (insofar as the Receiving Party can establish by competent proof):


            15.2.1. was known to the Receiving Party prior to its disclosure by the Disclosing Party;

            15.2.2. was known to the public prior to its disclosure to the Receiving Party, or has become known to the public through no fault of the Receiving Party; or


            15.2.3. was subsequently disclosed to the Receiving Party by a third party having a lawful right to make such disclosure without limitation on disclosure.

            15.2.4. was independently developed by the Receiving Party without the use of the Disclosing Party's Confidential Information.

      15.3. During the Term of this Agreement and for two (2) years after its termination or expiration, each of the parties hereto shall maintain the Confidential Information of each other, as applicable, in confidence, shall not use any such Confidential Information for its own benefit (except in performance of this Agreement) or for the benefit of any third party, and shall not disclose any such Confidential Information to any third party (except as expressly provided in this Agreement).


      15.4. No party shall disclose any Confidential Information to another person other than its officers, directors, employees and consultants who must have access to such Confidential Information in order to carry out the purposes of such party as detailed in this Agreement. Prior to disclosure of any Confidential Information to employees or consultants, such employees or consultants shall be under a written obligation of confidentiality to the employing or retaining company with terms at least as restrictive as those contained herein and substantially in the form of the attached Confidentiality Agreement in EXHIBIT F of this Agreement.


      15.5. No party shall disclose any Confidential Information to any third party unless such disclosure is subject to a written agreement with terms at least as restrictive as those contained herein.


      15.6. Each party shall adopt security measures commonly observed in industries that rely on proprietary information. These measures shall include, but not be limited to, restricted access to such information, marking such information, and the selective destruction of sensitive materials.


16.   SUPPORT AND MAINTENANCE.


      The parties hereby agree that AMERICARE may provide various maintenance and support services to End Users and Healthcare Providers (other than as to issues concerning Network Connectivity which shall be the responsibility of CYBERCARE) including installation, training, support, help desk, and maintenance in connection with the System Units, the Caregiver Terminals and the Service (the "AMERICARE SUPPORT Services"). CYBERCARE shall provide AMERICARE at no additional charge with Updates and Upgrades (as those terms are defined in the End User Agreement and Healthcare Provider Agreement) to System Units and Caregiver Terminals along with the tools necessary to implement such Updates and Upgrades. AMERICARE Support

      Services shall also include the provision of such Updates and Upgrades to End Users and Healthcare Providers in the Territory. Provision of help desk service shall include, without limitation, the establishment of a 24-hour, 7 days per week service center to receive and manage the resolution of problems reported by End Users and Healthcare Providers with the System Units and Caregiver Terminals. In conjunction with providing the help desk services, AMERICARE will provide CYBERCARE or INTERNATIONAL, as applicable, with monthly summaries of reported problems, problem resolutions, and problem duration. AMERICARE will also provide to CYBERCARE or INTERNATIONAL, as applicable, (or its respective agent) a monthly summary of deployed System Units and Caregiver Terminals by serial number to include, without limitation, critical component serial numbers, software version, software key, and hours usage. Maintenance services shall include, without limitation, repair and/or replacement of equipment associated with System Units or Caregiver Terminals. AMERICARE shall be responsible for repair and replacement of the System Units and Caregiver Terminals; provided, however, that AMERICARE will look to CYBERCARE for repair and replacement of the System Units during the manufacturer's warranty period. It is further expressly agreed that CYBERCARE and INTERNATIONAL hereby grant to AMERICARE all rights and licenses which are necessary for AMERICARE to provide AMERICARE Support Services to End Users and Healthcare Providers. To the extent necessary, CYBERCARE and INTERNATIONAL agree to provide initial and ongoing support to AMERICARE's employees and representatives with regard to the provision of technical support and maintenance as more particularly set forth in SCHEDULE 16.


17.   REPRESENTATIONS; WARRANTIES AND COVENANTS.


      17.1. BY AMERICARE. AMERICARE represents and warrants as follows:


            17.1.1. AMERICARE has the full right, corporate power and authority to enter into this Agreement. AMERICARE is not a party to any agreement or understanding which would conflict with this Agreement or the rights granted herein. This Agreement, when executed and delivered by AMERICARE, shall constitute a valid and binding obligation of AMERICARE enforceable in accordance with its terms.


            17.1.2. AMERICARE is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite corporate authority to carry on the business as is contemplated in this Agreement.


      17.2. BY INTERNATIONAL. INTERNATIONAL represents and warrants as follows:


            17.2.1. INTERNATIONAL has the full right, corporate power and authority to enter into this Agreement and grant all rights granted herein. INTERNATIONAL is not a party to any agreement or understanding which would conflict with this Agreement or the rights granted herein. This Agreement, when executed and delivered by INTERNATIONAL, shall constitute a valid and binding obligation of INTERNATIONAL enforceable in accordance with its terms.

            17.2.2. INTERNATIONAL is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, and has all requisite corporate authority to carry on the business as it is now carried on and conducted, and as is contemplated by this Agreement.


            17.2.3. INTERNATIONAL owns all rights in and to copyrights, trade secrets Know-How and Patents associated with the Service, System Units and Caregiver Terminals, the Network and the Licensed Marks, or otherwise has the rights that are necessary to grant the licenses to AMERICARE set forth herein.

            17.2.4. INTERNATIONAL covenants that it shall use its best efforts not to permit the GTRC License Agreement to terminate or expire.

            17.2.5 INTERNATIONAL has complied with all commitments and obligations under the GTRC License Agreement and INTERNATIONAL is not in default thereunder.

            17.2.6 INTERNATIONAL has not granted any sublicenses in the Territory


      17.3. BY CYBERCARE.  CYBERCARE represents and warrants as follows:


            17.3.1. CYBERCARE has the full right, corporate power and authority to enter into this Agreement. CYBERCARE is not a party to any agreement or understanding which would conflict with this Agreement or the rights granted herein. This Agreement, when executed and delivered to CYBERCARE, shall constitute a valid and binding obligation of CYBERCARE enforceable in accordance with its terms.


            17.3.2. CYBERCARE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has all requisite corporate authority to carry on the business as it is now carried on and conducted, and as contemplated by this Agreement.


            17.3.3. CYBERCARE as of the date of this Agreement, owns all rights in and to copyrights, Know-How, trade secrets and Patents associated with the Service, System Units and Caregiver Terminals, the Network and the Licensed Marks or otherwise has the rights that are necessary to grant the licenses to AMERICARE set forth herein.

            17.3.4. CYBERCARE covenants that it shall use its best efforts not to permit the GTRC License Agreement to terminate or expire.

            17.3.5 CYBERCARE has complied with all commitments and obligations under the GTRC License Agreement and INTERNATIONAL is not in default thereunder.

            17.3.6 CYBERCARE has not granted any sublicenses in the Territory

            17.3.7. CYBERCARE represents and warrants that the System Units and Caregiver Terminals that it manufactures will be free from defects in labor and materials and manufactured in accordance with the specifications set forth on SCHEDULE 6.1. CYBERCARE shall correct any failure to so conform within a reasonable time after Licensee learns of such failure.


18.   NO OTHER WARRANTIES.


      EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE END USER AGREEMENT AND THE HEALTHCARE PROVIDER AGREEMENT, NEITHER CYBERCARE NOR INTERNATIONAL MAKES ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE SERVICE, THE SYSTEM UNITS, THE CAREGIVER TERMINALS OR THE NETWORK, INCLUDING ANY WARRANTIES OF QUALITY, PERFORMANCE, ACCURACY, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER CYBERCARE NOR INTERNATIONAL WARRANTS THAT IT WILL MEET THE REQUIREMENTS OF AMERICARE, OR ANY END USER OR ANY OTHER PARTY, AS APPLICABLE, OR THAT THE OPERATION OF THE SYSTEM UNITS, CARGIVER TERMINALS OR THE NETWORK WILL BE UNINTERRUPTED OR ERROR FREE, EXCEPT AS EXPRESSLY PROVIDED HEREIN.


19.   LIMITATION OF LIABILITY.


      IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON FOR ANY LOST PROFITS, LOST DATA, OR OTHER INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED BY THAT PARTY UNDER THIS AGREEMENT OR THE USE THEREOF, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE RESPECTIVE LIABILITIES OF CYBERCARE, INTERNATIONAL OR AMERICARE UNDER THIS AGREEMENT EXCEED THE TOTAL AGGREGATE AMOUNT PAID BY AMERICARE UNDER THIS AGREEMENT. NOTWITHSTANDING THE LIMITATION SET FORTH IN THIS SECTION 19, CYBERCARE'S AND INTERNATIONAL'S LIABILITY SHALL NOT BE LIMITED FOR PRODUCT LIABILITY CLAIMS RELATED TO THE NETWORK, CAREGIVER TERMINAL OR SYSTEM UNITS.

20.   INDEMNIFICATION.


      20.1. Each CYBERCARE and INTERNATIONAL shall jointly and severally indemnify, defend and hold harmless AMERICARE, from and against all losses, liabilities, obligations, damages, costs and expenses (including settlement awards and reasonable attorneys' fees) ("Losses"), which result from or arise in connection with the breach of any representation, warranty or covenant made by each of CYBERCARE and/or INTENATIONAL in the Agreement. AMERICARE shall indemnify, defend and hold harmless CYBERCARE and INTERNATIONAL from and against any Losses resulting from AMERICARE's failure to comply with any representation, covenant or warranty contained in Sections 6.8 and 17.


      20.2 CYBERCARE and INTERNATIONAL each agree to indemnify, defend and hold AMERICARE, its officers, directors, employees, End Users and agents harmless against any and all Losses resulting from (a) any and all product liability and/or product design claims resulting from the Caregiver Terminals, System Units or (b) the Service, Caregiver Terminal, System Units, Network, Know-How, Licensed Marks, Improvements or Patents (collectively, "INTELLECTUAL PROPERTY") infringing a third party patent, copyright or trademark or misappropriating the trade secret of a thirty party ("INFRINGEMENT CLAIM"). In addition, if a judgment is obtained against AMERICARE's use of the Intellectual Property by reason of an Infringement Claim, or is likely to become the subject of an Infringement Claim, CYBERCARE and/or INTERNATIONAL (as the case may be) shall at their sole expense (x) procure for AMERICARE and the End Users (as applicable) the right to continue to use, make, sell, license or distribute the Intellectual Property or part thereof, or (y) replace or modify the Intellectual Property or any part thereof with a functional equivalent which is not subject to any such claim. CYBERCARE and INTERNATIONAL shall indemnify, defend and hold harmless AMERICARE from and against any Losses resulting from CYBERCARE or INTERNATIONAL's breach of any representation, covenant or warranty contained in Section 17.


      20.3 Whenever any claim shall arise for indemnification hereunder, the party entitled to such indemnification (the "INDEMNITEE") shall notify the party from whom indemnification is sought (the "INDEMNITOR") of such claim in writing promptly and in no case later than ninety (90) days after such Indemnitee has received actual written notice of the facts constituting the basis for such claim; each Indemnitee shall also so notify the Indemnitor promptly and in no case later than fifteen (15) days after the commencement of any legal proceedings with respect to any such claim. The failure to notify the Indemnitor will not relieve the Indemnitor from any liability which it may have to any Indemnitee to the extent the Indemnitor is not prejudiced as a proximate result of such failure. Such notice shall specify, in reasonable detail, the facts known to such Indemnitee giving rise to the indemnification sought. Such notice shall also include photocopies of all relevant communications received from third party claimants and their attorneys. In any claim, suit or proceeding which the Indemnitor has elected to defend, compromise or settle, the Indemnitee shall not after such election be responsible for the expenses, including reasonable legal fees of the Indemnitee, but the Indemnitee may participate therein and retain counsel at its own expense. In any claim, suit or proceeding, the defense of which the Indemnitor shall have assumed: (a) the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnitor, which consent will not be unreasonably withheld or delayed and (b) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement affecting in any material respect the business of the Indemnitee to the extent the judgment or settlement involves more than the payment of money damages for which the Indemnitee shall be fully indemnified without the consent of the Indemnitee with consent shall not be unreasonably withheld or delayed.


21.   TERM OF AGREEMENT.


      This Agreement shall commence on the Effective Date and shall continue until the expiration of the last expiring patent covering any of the Patents, Know-How, System Units, Caregiver Terminals, Network or the Service (the "TERM").


22.   TERMINATION.


      22.1. TERMINATION FOR CAUSE.


            22.1.1. CYBERCARE or INTERNATIONAL may terminate this Agreement if
            (a) AMERICARE breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice of such breach, (b) AMERICARE becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding related to insolvency, receivership, liquidation or composition for the benefit of creditors or (c) AMERICARE becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership or liquidation, for the benefit of creditors, if such petition is not dismissed within ninety (90) days following initial filing thereof or (d) the parties hereto do not execute the Network Agreement within ninety (90) days of the execution of this Agreement.


            22.1.2. AMERICARE may terminate this Agreement if (a) CYBERCARE or INTERNATIONAL breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice of such breach, (b) CYBERCARE or INTERNATIONAL becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding related to insolvency, receivership, liquidation or composition for the benefit of creditors, or (c) CYBERCARE or INTERNATIONAL becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership or liquidation, for the benefit of creditors, if such petition is not dismissed within ninety (90) days following initial filing thereof or (d) the parties hereto do not execute the Network Agreement within ninety (90) days of the execution of this Agreement, in which case, no Geographic Exclusivity Fee or Royalty shall be due or payable to CYBERCARE or INTERNATIONAL .


      22.2. EFFECT OF TERMINATION OR EXPIRATION. The termination of this Agreement for any reason shall not affect: (a) rights granted to End Users and Healthcare Providers prior to the effective date of termination; or
      (b) any ownership rights designated as vesting in or previously owned by any party in or to any of the products, components or services specified herein. Upon the termination of this Agreement, each Party hereto agrees to return to the Disclosing Party all of such Disclosing Parties confidential information in such Party's possession or control.

      22.3. If this Agreement terminates due to the termination of the GTRC License Agreement, CYBERCARE and INTERNATIONAL will use their best efforts to secure for AMERICARE the rights granted under this Agreement directly with GTRC.

      22.4. The provisions of SECTION 10, 12.2, 13.3, 13.5, 15, 17, 18, 19, 20,
      22.3, 24-29, 32, 33 AND 34 shall survive any expiration or termination of this Agreement.

23.   NOTICES.

      Any notice hereunder shall be deemed to have been given and received when personally delivered in writing, two (2) business days after being sent via overnight express courier, or five (5) business days after it has been deposited in the United States mail or the mail of the country located within the Territory, registered or certified (or a reasonable equivalent thereof), postage pre-paid, properly addressed to the party to whom it is intended at the address set forth below:

      If to CYBERCARE and
      INTERNATIONAL:          CyberCare, Inc.
                              2500 Quantum Lakes Drive, Suite 1000
                              Boynton Beach, Florida 33426
                              Attn: General Counsel

      With a copy to:         Hunton & Williams

                              _______________________

                              _______________________


      If to AMERICARE:        369 South Lake Drive
                              Palm Beach, Florida 33408
                              Attention: Jack Hight

      with a copy to:         Edwards & Angell, LLP
                              One North Clematis Street
                              Suite 400
                              West Palm Beach, FL 33401
                              Attention:  Jonathan E. Cole

24.   FORCE MAJEURE.

      Other than obligations to make payments under this Agreement, no party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement to the extent such failure is caused by fire, labor dispute, strike, war, insurrection, terrorist action, government restriction, act of God, or other event beyond the control and without fault on the part of the party involved, provided such party uses due diligence to remedy or work around such failure.


25.   NON-WAIVER.

      The failure by any party at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or in equity, shall not constitute a waiver of such provision, right, or remedy or in any way affect the validity of this Agreement. The waiver of any default by any party shall not be deemed a continuing waiver, but shall apply solely to the instance to which such waiver is directed.


26.   SEVERABILITY.

      Every provision of this Agreement shall be construed, to the extent possible, so as to be valid and enforceable. If any provision of this Agreement so construed is held by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, such provision shall be deemed severed from this Agreement, and all other provisions shall remain in full force and effect.


27.   CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL.

      This Agreement shall in all respects be governed by and interpreted, construed and enforced in accordance with the laws of the State of Florida, without regard to conflict of laws principles. The parties hereto each hereby irrevocably consents to the jurisdiction of the state and federal courts located in Palm Beach County, Florida. THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH EITHER OR BOTH OF THEM WILL HAVE TO RECEIVE A TRIAL BY JURY WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH WILL ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.


28.   ASSIGNMENT.

      CYBERCARE and INTERNATIONAL or AMERICARE may assign this Agreement and the rights granted hereunder in whole or in part as part of a corporate reorganization, consolidation, merger or sale of substantially all of its assets provided any survivor or successor thereupon assumes the obligations and liabilities of the assigning party under this Agreement and has substantially similar financial and business acumen as to the assigning party. Except as set forth in the preceding sentence (a) AMERICARE shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of CYBERCARE and INTERNATIONAL, which consent shall not be unreasonably withheld or delayed and (b) neither CYBERCARE nor INTERNATIONAL shall assign, delegate or otherwise transfer this Agreement or any of their rights or obligations hereunder without the prior written consent of AMERICARE, which consent shall not unreasonably withheld or delayed. Any attempted transfer in violation of this provision shall be deemed null and void.


29.   ENTIRE AGREEMENT.

      This Agreement sets forth the entire agreement and understanding among the parties hereto regarding the subject matter hereof and supersedes any prior representations, advertisements, statements, proposals, negotiations, discussions, understandings, or agreements regarding the same subject matter. The parties acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained in this Agreement. The terms and conditions of this Agreement shall prevail, notwithstanding any variance or inconsistency with the terms and conditions of any purchase order or other document heretofore or hereafter submitted by any party. This Agreement may not be modified or amended except by a written document signed by the party against whom the same is sought to be enforced.


30.   PUBLICITY.

      All press releases, publicity or other materials developed by or on behalf of one party that refer to this Agreement shall be subject to prior review and approval by the other party or parties (as applicable) except that the parties hereto shall have the right, subject to SECTION 15 hereof, to make accurate factual reference to the existence of a relationship with the other party without specific authorization from the other party.


31.   RIGHT OF FIRST REFUSAL

      In the event CYBERCARE or INTERNATIONAL: (a) intend to offer the Service in territories that are not licensed to third parties; or (b) intends to renegotiate or renew existing agreements with third parties subsequent to the execution of this Agreement, AMERICARE shall have a right of first refusal, unless prohibited by existing contractual obligations of CYBERCARE or INTERNATIONAL and any third party thereto, to obtain the exclusive rights and licenses to use, market, distribute, install, support and maintain the System Units, Caregiver Terminals, Network, and/or Service (consistent with the rights set forth in this Agreement) in the territories referred to in this SECTION 31 (a) and /or (b) on terms at least as favorable as those offered to third parties.

32. ESCROW AGREEMENT. Within thirty (30) days after Effective Date of this Agreement, CYBERCARE and INTERNATIONAL shall place the Escrow Material into escrow with a commercial escrow agent mutually agreed to by the parties (such as DSI Escrow) and thereafter shall deposit updated executable versions of the Escrow Material with the escrow agent; such updates shall be made once per calendar quarter. If one of the following events occurs, CYBERCARE and INTERNATIONAL hereby grant to AMERICARE a non-exclusive license to use and modify the Escrow Material: (a) CYBERCARE or INTERNATIONAL files a petition for relief under any bankruptcy law or has such a petition filed against it, (b) a receiver is appointed for all or substantially all of CYBERCARE's or INTERNATIONAL's assets, (c) CYBERCARE or INTERNATIONAL fails to support the System Unit Software, the Caregiver Terminal Software or the Network, (d) CYBERCARE or INTERNATIONAL formally dissolves itself, or (e) CYBERCARE or INTERNATIONAL becomes insolvent.

33. INSURANCE. (a) CYBERCARE and INTERNATIONAL shall procure and maintain, at CYBERCARE's and INTERNATIONAL's own expense, in full force and effect at all times during the Term, product liability insurance with respect to the System Units and Caregiver Terminals, the Service and the Network written by a responsible insurance carrier, Best Rated A, with a combined single limit of not less than Five Million Dollars ($5,000,000) with a maximum deductible or self-insurance retention amount of $5,000 per occurrence and $100,000 in the aggregate. Such insurance policy shall name AMERICARE as an additional insured and will provide for at least thirty (30) days prior written notice to AMERICARE of the cancellation or substantial adverse modification thereof. If any insurance policy described in this SECTION 33(A) is written on a claims made basis, CYBERCARE agrees either to (i) continue to purchase such coverage or (ii) purchase an extended reporting period endorsement ("tail" insurance), in either instance for the entire Term of this Agreement (and any extensions of such Term), and for a period of five (5) years after the end of such Term, if applicable.

      (b) AMERICARE shall procure and maintain, at AMERICARE's own expense, in full force and effect at all times during the Term, liability insurance, other than for product liability, with respect to the System Units and Caregiver Terminals written by a responsible insurance carrier, Best Rated A, with a combined single limit of not less than Five Million Dollars ($5,000,000) with a maximum deductible or self-insurance retention amount of $5,000 per occurrence and $100,000 in the aggregate. Such insurance policy shall name CYBERCARE and INTERNATIONAL as additional insured parties and will provide for at least thirty (30) days prior written notice to CYBERCARE and INTERNATIONAL of the cancellation or substantial adverse modification thereof. If any insurance policy described in this
      SECTION 33(B) is written on a claims made basis, AMERICARE agrees either to (i) continue to purchase such coverage or (ii) purchase an extended reporting period endorsement ("tail" insurance), in either instance for the entire Term of this Agreement (and any extensions of such Term), and for a period of five (5) years after the end of such Term, if applicable.

      34. RELATIONSHIP OF THE PARTIES. Each party hereto is an independent contractor and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship between any of the parties hereto, nor shall any party be authorized to bind any other in any way.





                            [SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the date first written above.

CYBERCARE TECHNOLOGIES, INC.,
a Georgia corporation


By:    /s/ JOSEPH ROBERT FORTE
      ---------------------------------
Name:  JOSEPH ROBERT FORTE
      ---------------------------------
Title: PRESIDENT AND CEO
      ---------------------------------



CYBERCARE INTERNATIONAL LIMITED,            CYBERAMERICARE, INC.,
a British Virgin Islands corporation        a Delaware corporation



By:    /s/ DANIEL W. BIVINS, JR.            By:    /s/ JACK HIGHT
       ---------------------------------           ------------------------
Name:  DANIEL W. BIVINS, JR.                Name:  JACK HIGHT
       ---------------------------------           ------------------------
Title: PRESIDENT                            Title: CHAIRMAN
       ---------------------------------           ------------------------

                                   APPENDIX 1
                             GTRC LICENSE AGREEMENT

                                  SCHEDULE 3.3
                               EXCLUDED CONTRACTS


1. UNLIMITED EXCLUSIVE RIGHTS RETAINED BY CYBERCARE: CYBERCARE shall have the exclusive right to market, distribute and license the System Units, Caregiver Terminals and Service to the following: Georgetown University. In addition CYBERCARE shall have the exclusive right to market, distribute and license the System Units, Caregiver Terminals and Service to the United States Department of Defense (the "D.O.D."), including its contractors, subcontractors or agents, if defined as such in the applicable agreement, doing business with the D.O.D., but specifically excluding that portion of any business conducted by its contractors, subcontractors or agents, that involves business other than with the D.O.D.

2.    LIMITED EXCLUSIVE RIGHTS BY CYBERCARE:

         (a) CYBERCARE shall have the exclusive right to market, distribute and license the System Units, Caregiver Terminals and Service to the United States Veteran's Administration through specific Veterans Integrated Service Networks ("VISN") pursuant to which CYBERCARE has executed a definitive agreement for such VISN during the Reserved Period.

         (b) CYBERCARE shall have the exclusive right to market, distribute and license the System Units, Caregiver Terminals and Service to Medicaid or similar state agency. AMERICARE shall have the exclusive right to market, distribute, install, support and maintain the System Units, Caregiver Terminals and the Service to all Veterans Integrated Service Network's that have not executed a definitive agreement with CYBERCARE during the Reserved Period.

3. SYZEX. CYBERCARE shall have the exclusive right to market, distribute and license the System Units, Caregiver Terminals and Service to Syzex, who shall resell the System Units, Caregiver Terminals and Service to Syzex's customers as set forth in Exhibit A to the Letter of Agreement entered into by and between CYBERCARE and Syzek Corporation on or about September 25, 2001. CYBERCARE and AMERICARE shall each jointly have the right to market, distribute and license the System Units, Caregiver Terminals and Service to Syzex customers and CYBERCARE hereby agrees to pay all Syzex commissions to Syzex for all sales by AMERICARE to Syzex customers as listed on the Syzex customer list in existence as of the Effective Date of this Agreement.

4. OTHER RESELLER AGREEMENTS. CYBERCARE shall assign to AMERICARE all CYBERCARE rights arising pursuant to any agreements entered into following six (6) months after the Effective Date herein in which CYBERCARE grants to a third party (the "Reseller") a right to market, distribute and license the System Units, Caregiver Terminals and Service (the "Reseller Agreements").

                                 SCHEDULE 5.1.5
                               END USER AGREEMENT


See "CyberCare System Program Guidelines" Attached.

                                 SCHEDULE 5.1.6
                               CAREGIVER AGREEMENT

See "Master Agreement" Attached.

                                  SCHEDULE 6.1
                         QUALITY CONTROL SPECIFICATIONS


See SECTION 4.2.1 and SECTION 4.2.2 of the "CyberCare Quality Manual" Attached.

                                  SCHEDULE 6.4
                   ORDER PROCESSING AND SHIPPING PROCEDURES

See SECTION 4.15.1 - SECTION 4.15.6 of the "CyberCare Quality Manual" Attached.

                                   SCHEDULE 16
                           AMERICARE SUPPORT SERVICES

To be Provided.

                                    EXHIBIT A
                                     PATENTS

Attached.

                                    EXHIBIT B
                  INCLUDED NON-NETWORK PRODUCTS AND SERVICES

See Attached.

                                    EXHIBIT C
                                 LICENSED MARKS

Attached.

                                    EXHIBIT D

                           CAREGIVER TERMINAL SOFTWARE
                            AND SYSTEM UNIT SOFTWARE

Both the Caregiver Terminal Software and System Unit Software are referred to as:

ELECTRONIC HOUSECALL SOFTWARE V1.2

In addition to the Electronic HouseCall Software v1.2, Caregiver Terminal Software includes:

CYBER HEALTHMANAGER(TM) V1.2

Cyber HealthManager(TM) permits care providers to remotely observe a variety of medical measurements, and other critical information of their patients.

                                    EXHIBIT E
                            FORM OF STATEMENT OF WORK


This Statement of Work dated _______________ , 200__ describes the Service to be performed by CyberCare, Inc., with its principal offices at 3577 Parkway Lane, Suite 100, Norcross, Georgia 30092 ("CYBERCARE") for CyberAmeriCare, Inc., a corporation organized and existing under the laws of Delaware, with its principal offices at 369 South Lake Drive, Palm Beach, Florida 33408 ("AMERICARE") and is issued pursuant to the Agreement dated ________________, 200__ ("Agreement") between the CYBERCARE and AMERICARE.


1.    SERVICES  [DESCRIPTION OF SERVICES TO BE PERFORMED BY CYBERCARE]

2. SCHEDULE The Services to be performed under this Statement of Work shall commence on _________, 200__ and shall be completed not later than ___________, __.

3.    FEES

4.    SPECIAL TERMS

      PERSONNEL.
      [INSERT DUTIES AND DESCRIPTION OF PROJECT SPONSOR, PROJECT MANAGER,] TECHNICAL MANAGER]


Dated as of ______________, 200__.


CYBERAMERICARE, INC.                      CYBERCARE, INC.

BY: ____________________________          BY: ________________________________

ITS: ____________________________         ITS: _______________________________

                                    EXHIBIT F
                        FORM OF CONFIDENTIALITY AGREEMENT


                            CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT this ("Agreement") is entered into as of the
day of          , 2000, by and between CyberAmericare, Inc. and its subsidiaries
(collectively "CAC"), and              (the "Recipient").

WHEREAS, CAC and the Recipient are each considering entering into a certain business transaction, and each party requires access to certain Confidential Information (as defined below) of the other party in order to evaluate the possibility of entering into the same; and

WHEREAS, CAC and the Recipient are each willing to disclose to the other party such Confidential Information but only upon the agreement of the other to receive and hold such information strictly confidential and upon the further covenants, agreements and restrictions set forth in this Agreement.

NOW, THEREFORE, to induce each party to disclose Confidential Information, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1. CAC and the Recipient each shall treat confidentially any and all information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") including, but not limited to, information relating to a Disclosing Party's past, present or future research, development or business affairs that such party does not disclose to the public in the ordinary course of its business such as trade secrets, software, software and technology architecture, networks, business methodologies, facilities, billing records, policies, financial and operational information, contracts, officer, director and shareholder information, suppliers, client lists, marketing prospects, projected projects, Disclosing Party "know how," and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries and other documents prepared by the Receiving Party, whether furnished before or after the date of this Agreement, whether furnished orally or in writing or gathered by inspection, and regardless of whether or not specifically identified as "confidential" (collectively, "Confidential Information").

SECTION 2. Notwithstanding the foregoing, the term "Confidential Information" shall not include information or materials that: (i) become generally available to the public other than as a result of disclosure by the Receiving Party or its representatives; (ii) were available to the Receiving Party on a non-confidential basis prior to disclosure to it by the Disclosing Party; (iii) become available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, PROVIDED that such source is not bound by an obligation of confidentiality to the Disclosing Party; or (iv) were independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information.

SECTION 3. The Disclosing Party's Confidential Information shall only be used by the Receiving Party for the sole purpose of evaluating the potential business relationship between the Receiving Party and the Disclosing Party. No right, title or interest in and to the Confidential Information of a Disclosing Party is transferred to the Receiving Party pursuant to this Agreement.

SECTION 4. All communications regarding the Receiving Party's requests for Confidential Information shall be submitted or directed to the Disclosing Party or to such designated representatives of the Disclosing Party as are designated by the Disclosing Party to the Receiving Party. Under no circumstances shall the Receiving Party contact or deal with, directly or indirectly, any other person or entity in connection with the Confidential Information of the Disclosing Party without the Disclosing Party's prior written consent.

SECTION 5. CAC and the Recipient shall retain all Confidential Information of the other in strict confidence and shall not, and shall direct their respective directors, officers, employees, and representatives not to disclose the Confidential Information of the other or any of the following information to any party: (i) the fact that discussions or negotiations are taking place concerning a potential business relationship between CAC and the Recipient; (ii) that Confidential Information of the Disclosing Party has been made available to the Receiving Party; or (iii) any information regarding the nature of the subject hereof.

SECTION 6. If a Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information supplied to them pursuant to this Agreement, such Receiving Party shall provide the Disclosing Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement. Receiving Party agrees to cooperate with Disclosing Party, at Disclosing Party's expense in obtaining such protective order. If a Disclosing Party does not provide such protective order or waiver within a reasonable time after such notice, the Receiving Party may disclose such Confidential Information to such court without liability hereunder, PROVIDED that the Receiving Party has complied with the notice provisions of this Agreement, and PROVIDED FURTHER that the Receiving Party has received an opinion of counsel that concludes that such disclosure is legally required.

SECTION 7. Upon the request of a Disclosing Party, the Receiving Party shall promptly destroy or deliver to the Disclosing Party Confidential Information of the Disclosing Party and any notes, extracts or other reproductions in whole or in part relating thereto without retaining any copy thereof. In the event of destruction, an officer of Receiving Party should certify that all Confidential Information has been destroyed.

SECTION 8. (a) Each Receiving Party understands and acknowledges that neither the Disclosing Party nor its affiliates, or their respective officers, directors, employees, agents or representatives (collectively "Affiliates") make any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information;

(b) Neither the Disclosing Party nor its Affiliates shall have any liability to the Receiving Party or any of its directors, officers, employees and representatives resulting from the use of or reliance on the Confidential Information of the Disclosing Party by the Receiving Party or its respective directors, officers, employees and representatives.

SECTION 9 No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

SECTION 10. The restrictions and obligations set forth herein on the use and disclosure of Confidential Information of the other party shall continue in full force and effect for a period of three (3) years from the date first set forth above.

SECTION 11. Each Receiving Party acknowledges that the Disclosing Party shall incur irreparable damage if the Receiving Party should breach any of the provisions of this Agreement. Accordingly, if a Receiving Party or any of its respective agents or representatives breaches or threatens to breach any of the provisions of this Agreement, the Disclosing Party shall be entitled, without prejudice, to all the rights and remedies available to it, including an injunction (without any bond or other security being required therefor) restraining any breach of the provisions of this Agreement by the Receiving Party or its agents or representatives.

SECTION 12. Neither this Agreement nor the disclosure or receipt of the Confidential Information of a Disclosing Party or any other activity contemplated hereunder shall constitute or imply any promise or intention to make or purchase any products or services by either party.

SECTION 13. CAC and the Recipient each agree that neither the holding of discussions between them nor the furnishing of Confidential Information shall be construed as an obligation on the part of either party to refrain from engaging at any time in any business similar or dissimilar to the business matters discussed by the parties.

SECTION 14. No notice or other communication shall be deemed given unless sent in any of the manners, and to the persons, as specified in this paragraph. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) upon receipt if delivered personally or if mailed by registered or certified mail return receipt requested; (b) at noon on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission if transmitted by facsimile in any case to the parties at the addresses or facsimile numbers as specified below (or at such other address or facsimile number for a party as shall be specified by like notice):

IF TO CAC:

CyberAmericare, Inc.

______________________________________

______________________________________

______________________________________

Attention: Chief Executive Officer

Facsimile Number:  ______________________
Confirmation Number:  ___________________


IF TO THE RECIPIENT:



Attention:

Facsimile Number:

Confirmation Number:


SECTION 15. Neither party may assign or transfer this Agreement or any of rights or obligations hereunder to any other party without the prior written consent of the other party, which consent may be withheld for any reason or no reason. Any change in control of either party, whether by merger, stock acquisition or otherwise, shall be deemed to be an attempted assignment of this Agreement and shall be grounds for termination. Subject to the foregoing, this Agreement shall be binding upon the undersigned, its permitted successors and assigns.

SECTION 16. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles.

SECTION 17. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same document.

SECTION 18. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

SECTION 19. All provisions which by their nature should survive the termination of this Agreement shall survive the termination of this Agreement for any reason.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.

RECIPIENT

By:     ______________________________

Name:   ______________________________

Title:  ______________________________

CyberAmericare, Inc.

By:     ______________________________

Name:   ______________________________

Title:  ______________________________




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